                                                                   EXHIBIT 10(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 14 to Registration Statement No. 33-43053 of Merrill Lynch Life Variable Annuity Separate Account on Form N-4 of our reports on (i) Merrill Lynch Life Insurance Company dated February 25, 2002, and (ii) Merrill Lynch Life Variable Annuity Separate Account dated March 1, 2002, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
April 22, 2002